ASSIGNMENT

This Assignment dated November 9, 2006 evidences an assignment by WAA, LLC, a limited liability company organized under the laws of the State of Delaware (“WAA”), to Zeros & Ones, Inc., a corporation organized under the laws of the State of Nevada (“ZROS”), and certain related agreements between WAA and ZROS.

BACKGROUND

On March 15, 1999, Lockheed Martin Corporation (“Lockheed”) and Centerpoint Broadband Technologies, Inc. (“Centerpoint”), entered into a Technology License Agreement with respect to several patents and patent applications owned by Lockheed or its wholly owned subsidiary, Loral Aerospace Corp. (the “Technology License Agreement”). Under the Technology License Agreement, Lockheed granted to Centerpoint rights under certain patents and patent applications. On or about April, 2000, the Technology License Agreement was amended (the “First License Amendment”). On October 8, 2000, the Technology License Agreement was amended further (the “Second License Amendment”). The Technology License Agreement has not been amended or modified in any other respect. . The Technology License Agreement, the First License Amendment and the Second License Amendment may sometimes be referred to herein as the “License”.

On August 12, 2002, Centerpoint filed for bankruptcy protection in the United States Bankruptcy Court, Northern District of California, Bankruptcy Petition #02-54427 (the “Bankruptcy”). On November 24, 2004, WAA filed a motion in the Bankruptcy seeking approval of sale of the License from Centerpoint to WAA, as well as sale of the patent applications and related technologies and materials listed on the exhibits to the Motion. On December 15, 2004, the court approved the motion and ordered the sale to proceed. In connection therewith, on December 15, 2004, Centerpoint transferred to WAA its ownership interest under certain patents and patent applications listed in an Exhibit A to those documents and attached to this Assignment as Exhibit 1, and also its interest as licensee in certain other patents that had been licensed from Lockheed under the Technology License Agreement, also listed in Exhibit 1 to this Assignment.

WAA has agreed to assign to ZROS all of its right, title and interest to all patent applications purchased from Centerpoint, including any reissues, divisionals, continuations, continuations-in-part, renewals, extensions and foreign counterparts of any of the foregoing (all referred to below collectively as the “Patents”), and all license interest it holds in the patents licensed from Lockheed pursuant to the License, all of which are listed in Exhibit 1 (referred to below as the “Licensed Patents”), and specifically to transfer and assign to ZROS the Technology License Agreement, including both amendments.

AGREEMENT

1.    Assignment and Sale. In consideration of the purchase price specified below, WAA now assigns to ZROS all of its right, title and interest in the Patents and the License, including any rights to recover damages or other remedies in respect of all infringements of the Patents or the Licensed Patents, whether committed before or after the date of this Assignment. WAA further assigns and sells to ZROS any and all designs, drawings, software, boards, prototypes, hard assets, documents, inventory, commercial products, physical embodiments and materials in the possession of WAA received or purchased from Centerpoint (f/k/a Zaffire) pertaining to the Patents or the License. This assignment is intended to be broadly construed to include all intellectual property WAA purchased from Centerpoint, whether during the Bankruptcy, or before or after the Bankruptcy.

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Assignment dated November 9, 2006
WAA, LLC, and Zeros & Ones, Inc.

2.    Price. Simultaneously with the execution of this Assignment, ZROS is delivering to WAA (a) the sum of $150,000 in cash by wire transfer in immediately available funds (the “Cash”), (b) a Secured Promissory Note with principal amount of $350,000 (the “Note”) and (c) a warrant to purchase 7,500,000 shares of Common Stock of ZROS at an exercise price of $0.07 per share (the current fair market value of that stock) (the “Warrant”).

3.    Further Assurances. WAA will, at the request and cost of ZROS, execute such documents and do such things as ZROS may reasonably request to enable ZROS, or its nominee, to enjoy the benefit of the rights now assigned to it.

4.    Representations and Warranties.

4.1   Seller Warranties. WAA represents and warrants to ZROS that:

(a)    WAA has not previously transferred or pledged any rights in the Patents or the License to another party;

(b)    The First License Amendment has been duly signed by Lockheed and Centerpoint in the form previously provided to ZROS;

(c)    Centerpoint paid the $6,000,000 payment to Lockheed pursuant to the Second License Amendment;

(d)    To the actual knowledge of WAA, without review or investigation, no dispute with Lockheed currently exists regarding the validity, enforceability or exclusive nature of the License;

(e)    To the actual knowledge of WAA, without review or investigation, no dispute exists with Lockheed or any third party regarding any alleged intellectual property infringement of or by the Patents or the License;

(f)     To the actual knowledge of WAA, without review or investigation, neither Centerpoint nor WAA has granted any material license or other right to any third party with respect to the Patents or License;

(g)    WAA has and will transfer good title to the License and Buyer will acquire good title to the License, free and clear of all liens and encumbrances.

(h)    WAA is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is presently being conducted. WAA is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the Patents, the License, or the ability to enter into this Assignment. Dana Waldman is the sole owner of WAA.

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Assignment dated November 9, 2006
WAA, LLC, and Zeros & Ones, Inc.

(i)    WAA has all requisite power and authority, and has taken all action necessary, to execute and deliver this Assignment and each other agreement, document, instrument or certificate contemplated by this Assignment and to consummate the transactions contemplated hereby. This Assignment has been duly and validly executed and delivered by WAA and this Assignment shall constitute a valid and legally binding obligation of WAA, enforceable against WAA in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

(j)    The execution, delivery and performance of this Assignment shall not, directly or indirectly (with or without notice or lapse of time):

(i)     contravene, conflict with or result in a violation of any provision of the Articles of Organization or Operating Agreement of WAA or any resolution or other action adopted or taken by the management or members of WAA;

(ii)    contravene, conflict with or result in a violation of any laws or judicial orders;

(k)    No brokerage fee or commission, or consulting fee, is or will become due and owing as a result of this Assignment.

4.2    Buyer Warranties. ZROS hereby represents and warrants to WAA that:

(a)    ZROS is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite power and authority to own, lease and operate its properties and assets and to carry on its business as it is presently being conducted. ZROS is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, except where the failure to so qualify could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on the ability to enter into this Assignment.

(b)    ZROS has all requisite power and authority, and has taken all action necessary, to execute and deliver this Assignment and each other agreement, document, instrument or certificate contemplated by this Assignment and to consummate the transactions contemplated hereby. This Assignment has been duly and validly executed and delivered by ZROS and this Assignment shall constitute a valid and legally binding obligation of ZROS, enforceable against ZROS in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, moratorium, reorganization and other similar laws affecting creditors’ rights generally and (b) the general principles of equity, regardless of whether asserted in a proceeding in equity or at law.

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Assignment dated November 9, 2006
WAA, LLC, and Zeros & Ones, Inc.

(c)    The execution, delivery and performance of this Assignment shall not, directly or indirectly (with or without notice or lapse of time):

(i)    contravene, conflict with or result in a violation of any provision of the Articles of Organization or Bylaws of ZROS or any resolution or other action adopted or taken by the management or members of ZROS;

(ii)   contravene, conflict with or result in a violation of any laws or judicial orders;

4.3    Warranty Exclusions. Except as set forth in this Section 4, WAA makes no representation or warranty regarding the Patents, the License or this Assignment. ZROS understands that WAA and Dana Waldman have not been monitoring or prosecuting the patent portfolio, and makes no representation as to whether any patents or patent applications have expired or lapsed. Furthermore, other than as set forth in this Section 4, WAA makes no representation or warranty as to: whether any third party owns or claims any rights which would be infringed by practicing the inventions disclosed in the Patents or the Licensed Patents; nor as to the efficacy or usefulness of the Patents or Licensed Patents; nor as to whether the Patents or Licensed Patents are or will be valid or subsisting or (in the case of an application) will proceed to grant.

4.4    Limitation of Liability. The liability of either party to the other for any breach of this Assignment, any negligence or arising in any other way out of the subject matter of this Assignment, will not extend to any indirect damages or losses, or any loss of profits, loss of revenue, loss of data, loss of contracts or opportunity, whether direct or indirect, even if the party bringing the claim has advised the other of the possibility of those losses, or if they were within the other party's contemplation.

4.5    Disclaimer of Implied Warranties. The express undertakings and warranties given by the parties in this Assignment are in lieu of all other warranties, conditions, terms, undertakings and obligations, whether express or implied by statute, common law, custom, trade usage, course of dealing or in any other way (including the implied warranty of merchantability). All of these are excluded to the fullest extent permitted by law.

5.    Related Transactions. Following the closing of this assignment, the parties will negotiate in good faith the terms of a definitive employment agreement under which Dana Waldman shall become the Chief Executive Officer and a member of the Board of Directors of ZROS.

6.    Governing Law. This Assignment is governed by, and is to be construed in accordance with the laws of the State of California. The state and federal courts located within the State of California will have exclusive jurisdiction to deal with any dispute which has arisen or may arise out of or in connection with this Assignment

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Assignment dated November 9, 2006
WAA, LLC, and Zeros & Ones, Inc.

7.    Indemnity. WAA will indemnify and hold harmless ZROS and its officers and directors from any claims, liabilities, or damages relating to a breach of the representations and warranties of WAA provided herein. In the event of any such claims or disputes, the maturity date of the Note, and vesting of the Warrant, shall be deferred until such claim or dispute is resolved. The liability of WAA shall be limited to the consideration actually paid hereunder, and any such liability shall be offset against the consideration payable hereunder.

8.    Publicity. No party to this Assignment shall issue any press release or make any public announcement regarding the transactions contemplated by this Assignment without the prior approval of the other party.

9.    Confidential Information. The parties acknowledge that the transaction described in this Assignment is of a confidential nature and shall not be disclosed except to advisors with a need to know, as required by Law, upon mutual agreement, or until such time as the parties make a public announcement regarding the transaction.

10.          Expenses. The parties shall each bear its own expenses, including attorneys’, accountants’ and other professionals’ fees, incurred in connection with the negotiation and execution of this Assignment, provided, however, that ZROS will reimburse the reasonable legal fees of WAA.

11.          Specific Performance. WAA and ZROS acknowledge and agree that the Breach of this Agreement by a party would cause irreparable damage to the other and that the non breaching party may not have an adequate remedy at law. Therefore, the obligations of WAA and ZROS under this Agreement, including, without limitation, WAA’s obligation to transfer the Patents and License to ZROS, and ZROS’s obligation to purchase the Patents and License from WAA, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Assignment or otherwise.

12.          Waiver of Jury Trial. Each party hereto hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action arising under or in connection with this Assignment or the transactions contemplated hereby.

13.          Entire Agreement; Amendments and Waivers. This Assignment, including the schedules and exhibits hereto, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Assignment signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.

15.          Notices. All notices, requests, approvals, consents, demands, claims and other communications required or permitted to be given under this Agreement shall be in writing and shall be served personally, or sent by a national overnight delivery or courier company, or by fax or email delivery. Such notices shall be deemed given upon delivery.

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Assignment dated November 9, 2006
WAA, LLC, and Zeros & Ones, Inc.

16.    Severability. In the event that any one or more of the provisions contained in this Assignment or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Assignment or any other such instrument.

17.    Binding Effect; Third Party Beneficiaries; Assignment. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Assignment shall create or be deemed to create any rights as third party beneficiaries to this Agreement in any person not a party to this Agreement, except as provided below; provided, however, that any person that is not a party to this Assignment but, by the terms hereof is entitled to indemnification, shall be considered a third party beneficiary of this Agreement, with full rights of enforcement as though such person was a signatory to this Agreement. No assignment of this Agreement or of any rights or obligations hereunder may be made by either party (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

18.    Attorneys’ Fees and Costs. In the event of any action at law or in equity between the parties hereto to enforce any of the provisions hereof, the unsuccessful party to such litigation shall pay to the successful party all costs and expenses, including reasonable attorneys’ fees, incurred therein by such successful party; and if such successful party shall recover judgment in any such action or proceeding, such costs, expenses and reasonable attorneys’ fees may be included in and as part of such judgment. The successful party shall be the party who is entitled to recover its costs of suit, whether or not the suit proceeds to final judgment. A party not entitled to recover its costs shall not recover attorneys’ fees.

19.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.    Representation by Counsel. Each party hereto represents and agrees with each other that it has been represented by or had the opportunity to be represented by independent counsel of its own choosing, and that it has had the full right and opportunity to consult with its respective attorney(s) to the extent, if any, that it desired, it availed itself of this right and opportunity, that it or its authorized officers (as the case may be) have carefully read and fully understand this Assignment in its entirety and have had it fully explained to them by such party’s respective counsel, that each is fully aware of the contents thereof and its meaning, intent and legal effect, and that it or its authorized officer (as the case may be) is competent to execute this Assignment and has executed this Assignment free from coercion, duress or undue influence.

21.    No Interpretation Against Drafter. This Agreement is the product of negotiations between the parties hereto represented by counsel and any rules of construction relating to interpretation against the drafter of an agreement shall not apply to this Agreement and are expressly waived.

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Assignment dated November 9, 2006
WAA, LLC, and Zeros & Ones, Inc.

IN WITNESS whereof WAA and ZROS have executed this Assignment on November 9, 2006.

WAA, LLC

By:	/s/ Dana Waldman
Dana Waldman, Manager

Zeros & Ones, Inc.

By:	/s/ Mark Laisure
Mark Laisure, President

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Assignment dated November 9, 2006
WAA, LLC, and Zeros & Ones, Inc.